UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2009
P.F. Chang’s China Bistro, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25123	86-0815086

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 E. Pinnacle Peak Road, Scottsdale, Arizona	85255

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 888-3000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On December 15, 2009, P.F. Chang’s China Bistro, Inc. (the “Company”) initiated and executed the Third Amendment to its 2007 Credit Agreement dated August 31, 2007. The amendment was announced in the Company’s press release dated December 16, 2009 (Exhibit 99.1) and is incorporated as Exhibit 99.2 to this Form 8-K.
Item 8.01. Other Events.
In a press release dated December 16, 2009, the Company announced that its Board of Directors has authorized a share repurchase program of up to $100.0 million of the Company’s outstanding shares of common stock. Repurchases may be made from time to time at prevailing market prices in the open market or in privately negotiated transactions during the two-year period ending December 15, 2011. The Company intends to use cash on hand to repurchase shares under the program.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	December 16, 2009 Press Release by P.F. Chang’s China Bistro, Inc.
99.2	Third Amendment to Credit Agreement dated December 15, 2009

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.F. Chang’s China Bistro, Inc.
Date: December 17, 2009
/s/ Mark D. Mumford

Mark D. Mumford
Chief Financial Officer